UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

Jet.AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of Principal Executive Offices)

(702) 747-4000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	JTAIW	The Nasdaq Stock Market LLC
Merger Consideration Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $15.00 per share	JTAIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2023, Jet.AI Inc., a Delaware corporation (the “Company”) received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity has fallen below the $10,000,000 required minimum for continued listing on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5550(b)(1)(A). The Company’s stockholders’ equity as of September 30, 2023 was $(4,257,094), as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023.

The Letter also noted that as of September 30, 2023, the Company does not meet The Nasdaq Global Market alternative listing criteria for the market value standard or the total assets / total revenues standard. The Letter further noted that the Company may consider applying to transfer the Company’s securities to The Nasdaq Capital Market (the “Capital Market”), which would require the Company to, among other things, meet the Capital Market’s continued listing requirements.

In accordance with Nasdaq rules and as stated in the Letter, the Company has until January 15, 2024 (45 calendar days from the date of the Letter) to submit a plan to regain compliance. In determining the acceptability of the plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the Nasdaq review period, the Company’s overall financial condition and its public disclosures. If the plan is accepted, Nasdaq will provide written confirmation and can grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance. If Nasdaq rejects the plan, the Company will have the opportunity to appeal the decision to a Hearings Panel pursuant to Rule 5815(a), but there can be no assurance that Nasdaq would grant the Company’s request for approval of its compliance plan.

The Company intends to timely submit a compliance plan to Nasdaq to regain compliance with Nasdaq’s listing criteria, which may include a proposed transfer to the Capital Market.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ Michael Winston
	Name:	Michael Winston
	Title:	Executive Chairman and Interim Chief Executive Officer

Date: December 7, 2023